                                                                Exhibit 10.13


                               CHS MANAGEMENT III, L.P.
                                10 SOUTH WACKER DRIVE
                                     SUITE 3175
                                 CHICAGO, IL 60606

                                  August 21, 1997


Beacon Sales Acquisition, Inc.
50 Webster Avenue
Somerville, MA 02143

Gentlemen:

     CHS Management III, L.P., a Delaware limited partnership ("CHS"), desires to perform certain management services for Beacon Sales Acquisition, Inc., a Delaware corporation ("Beacon"), and Beacon desires CHS to perform the management services as set forth herein.

     Beacon hereby engages CHS to provide, and CHS agrees to provide, certain management services for Beacon including, without limitation, consultation regarding the business and operations of Beacon, locating investment opportunities for Beacon and other management services reasonably requested by the directors or officers of Beacon.

     CHS's obligation to provide such management services for Beacon shall commence on the date hereof and, unless sooner terminated as mutually agreed upon by the parties, shall terminate on the first (1st) anniversary of the date hereof, but is automatically renewable for successive one-year periods unless either party terminates upon at least thirty days written notice prior to the expiration of any such period. As compensation for CHS's management services to be rendered hereunder, Beacon shall pay CHS an annual fee (the "CHS Management Fees") in the amount of Three Hundred Thousand Dollars ($300,000) payable on a monthly basis in arrears. In addition, Beacon shall reimburse CHS for all reasonable direct expenses incurred by CHS in connection with providing the management services described herein.

     This agreement may be terminated by the Board of Directors of Beacon in the event the Board of Directors determines in good faith that CHS has materially failed to diligently provide the management services provided herein to Beacon. In the event of such termination by the Board of Directors, Beacon's obligations hereunder shall cease and CHS shall forfeit all right to receive any

Beacon Sales Acquisition, Inc.
August 21, 1997
Page 2

future compensation hereunder, except that CHS shall be entitled to its pro rata share of compensation for services already performed as of the date of termination and to reimbursement for all reasonable direct expenses incurred by CHS as of such date in connection with providing the management services described herein.

                                        Very truly yours,

                                        CHS Management III, L.P.

                                        By:  Code Hennessy & Simmons LLC,
                                              its general partner


                                             By:   /s/ Peter M. Gotsch
                                                  --------------------------


Accepted and Agreed to this
21st day of August, 1997.

Beacon Sales Acquisition, Inc.


By:   /s/ Peter M. Gotsch
     --------------------------